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                                                                      Exhibit 32


      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
               PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of New Visual Corporation (the "Company") on Form 10-Q for the period ended July 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Brad Ketch, Chief Executive Officer, and Thomas J. Sweeney, Chief Financial Officer, of the Company certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ BRAD KETCH                               /s/ THOMAS J. SWEENEY

Brad Ketch                                   Thomas J. Sweeney
Chief Executive Officer                      Chief Financial Officer
September 15, 2003                           September 15, 2003